UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2006

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5880 Pacific Center Blvd., San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

Effective June 6, 2006, the Company amended Section 9 of its Common Stock Purchase Warrants issued in connection with a financing in January 2006, to clarify adjustments to the exercise price and number of shares issuable upon exercise of the Warrants required in the event of stock dividends, stock splits, reclassifications and reverse stock splits.  A copy of the form of Amendment No. 1 to Common Stock Purchase Warrant is included as Exhibit 10.1.  The amendment is unrelated to the restatement described in Items 2.02 and 4.02 of this Form 8-K.

Item 2.02                                         Results of Operations

(a)                                 On June 9, 2006, the Company issued a press release announcing a restatement of its financial statements for the quarter ended March 31, 2006 to correct the manner in which it classifies its January 2006 financing related warrants, as described in Items 1.01 and 4.02 of this Form 8-K, which descriptions are incorporated by reference to this item.  A copy of the press release is included as Exhibit 99.1.

Item 4.02.                                    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)                                 On June 5, 2006, the Company determined that a restatement of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, was necessary in light of the Company's further review of available Financial Accounting Standards Board (FASB), Emerging Issues Task Force (EITF) and Securities & Exchange Commission (SEC) guidance regarding the classification of the Company’s January 30, 2006 financing related warrants.  The restatement will be reflected in an amendment to the Company’s Quarterly Report on Form 10-Q/A filed concurrently with this Form 8-K.

The Company discussed the Company’s first quarter 2006 classification of the financing related warrants with the Company’s independent registered public accounting firm, Singer Lewak Greenbaum & Goldstein LLP (SLGG), and concluded that the Warrants were improperly treated as a liability rather than equity under certain provisions of EITF 00-19 for the period from February 17, 2006 through March 31, 2006.  The Company received SLGG’s concurrence with the reclassification on June 9, 2006.

Treatment as a liability required the Company to mark the Warrants’ change in fair value to market on a quarterly basis and include any income or charge as well as any change in fair value on the Company’s financial statements for each such quarter.  As equity, the Company will no longer have to mark to market changes in the fair value of such warrants.

                                                In connection with the reclassification and the restatement of the first quarter financial results, the Company will mark to market the change in fair value of the financing related warrants only from the period of January 30, 2006 (the date of the closing of the financing) through February 17, 2006, the date on which the Company’s registration statement registering the shares underlying the Warrants was declared effective by the SEC and when the potential for liquidated damages for the failure to have the registration statement declared effective terminated.

                                                The primary impact of the restatement on the Company’s consolidated financial statements for the first quarter ended March 31, 2006 is to reverse a non cash amount of $564,342 that was included in income and $2,041,265 that was included as a liability on the balance sheet at March 31, 2006.

                                                The Company voluntarily initiated the review of the classification of the warrants without any inquiry or instruction by any third party or regulatory authority.  The Company has worked diligently with its independent registered public accounting firm to insure that the reclassification is in accordance with currently available guidance by FASB, EITF and the SEC.  While the Company believes that the reclassification is appropriate, the Company cannot assure that FASB, EITF and/or the SEC may provide contrary guidance in the future as the EITF may further refine or alter its position on the treatment of warrants under EITF 00-19.

                                                Management advised the Company’s Audit Committee of the Company’s Board of Directors of the status and content of its review of the Warrants’ classification and its discussions with SLGG on June 5, 2006 and SLGG gave final confirmation of the Company’s determination to reclassify on June 9, 2006.  SLGG concurs with the Company’s reclassification of the Warrants as equity instead of as a liability as well as the restatement of the Company’s financial statements included in the amendment to the Company’s Quarterly Report on Form 10-Q/A filed concurrently.

Item 9.01.             Financial Statements and Exhibits

(d)                           Exhibits.

Exhibit No.	Description

10.1.	Form of Amendment No. 1 to Common Stock Purchase Warrant
99.1	Press Release dated June 12, 2006

*****

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Jeffrey Klausner
Chief Financial Officer
Dated:	June 12, 2006

EXHIBIT INDEX

10.1	Form of Amendment No. 1 to Common Stock Purchase Warrant
99.1	Press Release dated June 12, 2006